Exhibit 10.44

FIRST SUPPLEMENT

TO THE MASTER LOAN AGREEMENT

(CONSTRUCTION AND TERM LOAN)

THIS FIRST SUPPLEMENT TO THE MASTER LOAN AGREEMENT (this “First Supplement”), dated as of February 27, 2007, is between AGSTAR FINANCIAL SERVICES, PCA (the “Lender”) and INDIANA BIO-ENERGY, LLC, an Indiana limited liability company (the “Borrower”), and supplements and incorporates all of the provisions of that certain Master Loan Agreement, dated as of even date herewith, between the Lender and the Borrower (as the same may be amended, modified, supplemented, extended or restated from time to time, the “MLA”).

1.

Definitions. As used in this First Supplement, the following terms shall have the following meanings, Capitalized terms used and not otherwise defined in this First Supplement shall have the meanings attributed to such terms in the MLA. Terms not defined in either this First Supplement or the MLA shall have the meanings attributed to such terms in the Uniform Commercial Code, as enacted in the State of Minnesota and as amended from time to time.

“Construction Letters of Credit” shall have the meaning specified in Section 7(b).

“Construction Letter of Credit Liabilities” means, at any time, the aggregate maximum amount available to be drawn under all outstanding Construction Letters of Credit (in each case, determined without regard to whether any conditions to drawing could then be met) and all unreimbursed drawings under Construction Letters of Credit.

“Draw Request” means a request for an advance against the Construction Note prior to the Conversion Date, submitted by the Borrower to the Lender and the Disbursing Agent, in accordance with the terms and conditions of the Disbursing Agreement.

“Sworn Construction Statement” means a sworn construction statement, sworn to by the Borrower and the General Contractor, and of a form and substance acceptable to the Lender, a sample of which is attached hereto as Exhibit A.

2.

The Construction Loan. On the terms and conditions set forth in the MLA and this First Supplement, Lender agrees to make a Construction Loan to the Borrower (the “Construction Loan”), by means of multiple advances in an amount not to exceed $90,000,000.00 (the “Construction Loan Commitment”). Under the Construction Loan, amounts borrowed and repaid or prepaid may not be re-borrowed.

3.

Purpose. Advances under the Construction Loan may be used to fund the payment of Project Costs, including closing costs and fees associated with the Construction Loan. The Borrower agrees that the proceeds of the Construction Loan are to be used only for the purposes set forth in this Section 3.

4.

Construction Loan Interest Rate. Subject to the provisions of the MLA, the Construction Loan shall bear interest at a rate equal to the LIBOR Rate plus 350 basis points. The computation of interest, amortization, maturity and other terms and conditions of the Construction Loan shall be as provided in the Construction Note, provided, however, in no event shall the applicable rate exceed the Maximum Rate.

5.

Construction Loan Payments. The Borrower will pay interest on the Construction Loan (i) quarterly in arrears on the first day of each January, April, July and October (each such date a “Quarterly Payment Date”), commencing on the first Quarterly Payment Date following the date on which the first Advance is made on the Construction Loan, and continuing on each Quarterly Payment Date thereafter until the Conversion Date. If any Quarterly Payment Date is not a Business Day, then the interest payment then due shall be paid on the next Business Day and shall continue to accrue interest until paid. On the Conversion Date, all outstanding accrued interest shall be paid in full.

6.

Construction Loan Term. The Construction Loan shall be available to Borrower for a period beginning on the Closing Date and ending on the Conversion Date. On the Conversion Date, the amount of the then unpaid principal balance of the Construction Loan and any and all other amounts due and owing hereunder or under any other Construction Loan Document relating to the Construction Loan shall be due and payable, except for that part, if any, of the Construction Loan which is converted into a Term Loan pursuant to the terms of the MLA and this First Supplement and a Term Revolving Loan pursuant to the Second Supplement to the Master Loan Agreement.

7.

Disbursement of Construction Loan.

(a)

Deposit Account. Disbursements of the Construction Loan will be made by the Lender in the manner provided in the Disbursing Agreement. Subject to Section 7(c) below, all disbursements will be made by wire transferring such funds to the Disbursing Account established pursuant to the Disbursing Agreement in the amount of each Draw Request which is approved pursuant to the Disbursing Agreement. All Construction Loan funds will be considered to have been advanced to and received by the Borrower upon, and interest on such funds will be payable by the Borrower from and after, their deposit in such deposit account.

(b)

Letter of Credit Commitment to Issue. The Borrower may request Advances by the Lender, and the Lender, subject to the terms and conditions of the MLA and this First Supplement, may, in its sale discretion, issue letters of credit under the Construction Loan for any Borrower’s account (such letters of credit, being hereinafter referred to collectively as the “Construction Letters of Credit”); provided, however, that:

(i)

the aggregate amount of outstanding Construction Letter of Credit Liabilities under the Construction Loan shall not at any time exceed the amount of $3,000,000.00;

(ii)

the sum of the outstanding Construction Letters of Credit plus the outstanding Construction Advances shall not at any time exceed the Construction Loan;

(iii)

the expiration date of a Construction Letter of Credit advanced under the Construction Loan shall be no later than the Conversion Date.

Any Construction Letter of Credit issued under this Section 7 is subject to the provisions of Section 2.05 of the MLA.

(c)

Lender’s Application of Loan Proceeds. Notwithstanding the provisions of Section 7(a), above, the Lender may elect, upon ten (10) days’ notice to the Borrower, to use the Construction Loan funds to pay, as and when due, any Construction Loan fees owing to Lender, interest on the Construction Loan, release charges under prior mortgages on the Property, and legal fees and disbursements of the Lender’s attorneys which are payable by the Borrower, unless Borrower causes such amount(s) to be paid within said ten (10) days. Such payments may be made, at the option of the Lender, by debiting or charging the Construction Loan funds in the amount of such payments.

(d)

Cost Information. All disbursements will be based upon a detailed breakdown of the Project Costs as set forth in the Sworn Construction Statement attached as Exhibit A to the MLA. In the event that the Borrower becomes aware of any change in the approved Project Costs, which would increase the total cost in excess of $50,000.00 above the amount shown on the attached Sworn Construction Statement, the Borrower shall immediately notify the Lender in writing and promptly submit to the Lender for its approval a revised Sworn Construction Statement. No further disbursements need be made by the Disbursing Agent unless and until the revised Sworn Construction Statement is approved. The Lender reserves the right to approve or disapprove any revised Sworn Construction Statement in its reasonable discretion.

(e)

Loan in Balance, Deposit of Funds by Borrower. The Borrower shall keep the Loan in balance as provided in this Section. If the Lender at any time reasonably determines that the amount of the undisbursed Construction Loan proceeds together with contributed equity to Borrower and the undisbursed proceeds of subordinate indebtedness extended to Borrower, will not be sufficient to fully pay for all costs required to complete the construction of the Project in accordance with the approved Plans and Specifications and for all Project Costs to be incurred by the Borrower, whether such deficiency is attributable to changes in the work of construction or in the Plans and Specifications or to any other cause, the Lender may make written demand on the Borrower to deposit in an escrow fund to be established with the Lender an amount equal to the amount of the shortage reasonably determined by the Lender. The Borrower shall then deposit the required funds with the Lender within ten (l0) days after the date of the Lender’s written demand. No further disbursements shall be made by the Disbursing Agent until those funds are deposited by the Borrower in the escrow fund. Whenever the Lender has any such funds on deposit in such escrow fund, it shall make all future advances for Project Costs from the escrow fund before making any further advances under the Loan.

(f)

Additional Security. The Borrower grants to the Lender a security interest in, as additional security for the performance of the Borrower’s obligations under the MLA and this First Supplement and the Loan Documents, its interest in all funds held by the Disbursing Agent, whether or not disbursed, all funds deposited by the Borrower with the Lender under this First Supplement, all governmental permits obtained for the lawful construction of the Project, and all reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of the Project. Upon any default of the Borrower, the Lender may use any of the foregoing for any purpose for which the Borrower could have used them under this First Supplement or with respect to the construction or financing of the Project. The Lender will also have all other rights and remedies as to any of the foregoing which are provided under applicable law or in equity.

(g)

Conditions Precedent to Construction Advances. The Lender’s obligation to make Construction Advances under the Construction Note shall be subject to the terms, conditions and covenants set forth in the MLA and this First Supplement, including, without limitation, the following further conditions precedent:

(i)

Representations and Warranties. The representations and warranties set forth in the MLA and this First Supplement are true and correct in all material respects as of the date of the request for any Advance, except as disclosed in writing to the Lender, to the same extent and with the same effect as if made at and as of the date thereof;

(ii)

Draw Request. The Borrower has submitted to the Lender and the Disbursing Agent a Draw Request for each such Advance, which such Draw Request shall comply with the requirements contained in the MLA, this First Supplement and the Disbursing Agreement;

(iii)

Compliance With Disbursing Agreement. All of the terms and conditions of the Disbursing Agreement have been satisfied in all material respects with respect to each such Advance;

(iv)

Sworn Construction Statement. The Borrower shall furnish to the Lender an updated Sworn Construction Statement setting forth the Contractor(s) providing services or materials with respect to specific portions of the construction of the Project and setting forth the amounts actually incurred and paid, or to be incurred, in completing construction of the Project. Such updated Sworn Construction Statement shall be sworn to by the Borrower and the General Contractor to be a true, complete and accurate account of all costs actually incurred and an accurate estimate of all costs to be incurred in the future;

(v)

No Defaults. The Borrower is not in default under the terms of the MLA, the Loan Documents or any other agreement to which the Borrower is a party and which relates to the construction of the Project;

(vi)

Loan in Balance. The Loan is in balance, as required by the provisions of Section 7(e), above;

(vii) Government Action. No license, permit, permission or authority necessary for the construction of the Project has been revoked or challenged by or before any Governmental Authority; and

(viii) Permits. Provide to the Lender copies of all permits obtained for construction of the Project.

(h)

Suspension of Construction. If the Lender in reasonably good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practice, or otherwise departs from any of the requirements of the MLA and this First Supplement, the Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, the Borrower will promptly correct the work to the Lender’s reasonable satisfaction. Provided Lender’s actions were reasonable, in good faith, and the work or materials did not conform to the approved Plans and Specifications or sound building practice, no such action by the Lender will affect the Borrower’s obligation to complete the Project on or before the Completion Date.

(i)

Inspections. The Borrower and the Inspecting Engineer shall be responsible for making inspections of the Project during the course of construction and shall determine to their own reasonable satisfaction that the work done or materials supplied by the Contractors to whom payment is to be made out of each Advance has been properly done or supplied in accordance with the applicable contracts with such Contractors. If any work done or materials supplied by a Contractor are not satisfactory to the Borrower or the Inspecting Engineer, the Borrower will immediately notify the Lender in writing of such fact. It is expressly understood and agreed that the Lender or its authorized representative may conduct such inspections of the Project as it may deem necessary for the protection of the Lender’s interest, and, specifically, an architectural or engineering firm acceptable to the Lender may, at the option of the Lender and at the expense of the Borrower, conduct such periodic inspections of the Project, prepare such written progress reports during the period of construction, prepare such written reports upon completion of the Project and sign such Draw Requests, as the Lender may reasonably request, provided that no inspection shall unreasonably delay progress on the Project. - Any inspections which may be made of the Project by-the Lender or its representative will be made, and all certificates issued by the Lender’s representative will be issued, solely for the benefit and protection of the Lender, and that Borrower may not rely thereon. The Lender is under no duty to supervise or inspect construction or examine any books and records. Any inspection or examination by the Lender is for the sale purpose of protecting the Lender’s security and preserving the Lender’s rights under the MLA and this First Supplement. No default of the Borrower will be waived by any inspection by the Lender. In no event will any inspection by the Lender be a representation that there has been or will be compliance with the Plans or Specifications or that the construction is free from defective materials or workmanship.

(j)

No Waiver. Any waiver by the Lender of any condition of disbursement must be expressly made in writing. The making of a disbursement prior to fulfillment of one or more conditions thereof shall not be construed as a waiver of such conditions, and the Lender reserves the right to require their fulfillment prior to making any subsequent disbursements.

8.

Conversion of Construction Loan Into Term Loan. Subject to the terms and conditions contained in the MLA and this First Supplement, a portion of the Construction Loan may be converted into a Term Loan.

(a)

Conditions Precedent. In addition to the terms and conditions of disbursement set forth in the MLA and this First Supplement and as incorporated from the Disbursing Agreement, the Lender shall not be obligated to convert any part of the Construction Loan into a Term Loan unless and until:

(i)

Completion of Project. The Project shall have been completed per the Plans and Specifications and a Completion Certificate shall have been obtained;

(ii)

Amount of Term Loan. The maximum principal amount of the Construction Loan which is converted to a Term Loan shall be $70,000,000.00. The Term Loan shall be payable in full on the Maturity Date.

(iii)

Construction Loan Exceeds Term Loan. In the event that the amount of the Construction Loan advanced by Lender exceeds the maximum amount of the Term Loan to be made by the Lender, including after conversion of those portions of the Construction Loan which are eligible for conversion into the Term Revolving Loan pursuant to the MLA and any applicable additional supplement, the Borrower shall immediately repay the amount of the Construction Loan which is not being converted into a Term Loan and the Term Revolving Loan;

(iv)

Representations and Warranties. The representations and warranties set forth in the MLA and this First Supplement are true and correct in all material respects as of the Conversion Date to the same extent and with the same effect as if made at and as of the date thereof;

(v)

No Defaults. The Borrower is not in default under the terms of the MLA, this First Supplement, the Loan Documents or any other agreement to which the Borrower is a party and which relates to the-construction or operation of the Project.;

(vi)

Government Action. No license, permit, permission or authority necessary for the construction, continued operation or use of the Project has been revoked or challenged by or before any Governmental Authority;

(vii)

Marketing Agreements. The Borrower has executed marketing agreements for ethanol and DDGS to be produced at the Project and provided Lender with collateral assignments of all such agreements in form and content which is reasonably satisfactory to Lender and its counsel and acknowledged by the non-Borrower party to all such agreements; and

(viii)

Operating Permits. The Borrower shall have obtained and provided to the Lender copies all permits necessary for the operation of the Project.

(b)

Term Loan Interest Rate. Subject to the provisions of the MLA and this First Supplement, the portion of the Term Loan that has not been converted to a Fixed Rate Loan pursuant to Section 8(e) of this First Supplement shall bear interest at a rate equal to the LIBOR Rate plus 325 basis points. The computation of interest, amortization, maturity and other terms and conditions of the Term Loan shall be as provided in the Construction Note, provided, however, in no event shall the applicable rate exceed the Maximum Rate.

(c)

Term Loan Payments. Beginning on the first (1st) day of the month following the month in which the Conversion Date occurs, and continuing on the first (1st) day of each succeeding month thereafter until the Maturity Date, the Borrower shall make monthly payments of accrued interest. In addition to the payment of accrued interest, beginning on the first (1st) day of the second month following the month in which the Conversion Date occurs, and continuing on the first (1st) day of each succeeding month thereafter until the Maturity Date, the Borrower shall make equal monthly payments of principal in the amount of $583,333.00. Following the Conversion Date, and in addition to all other payments of principal and interest required under the MLA, the Borrower shall annually remit to Lender the Excess Cash Flow Payment pursuant to Section 12 of this First Supplement.

(d)

Term Loan Term. The Term Loan term shall be available to Borrower for a period beginning on the Conversion Date and ending on the Maturity Date.

(e)

Conversion to Fixed Rate Loan. As provided in Section 2.04 of the MLA, on the Conversion Date, the Borrower shall have the right to convert up to fifty (50%) percent of the outstanding principal balance of the Term Loan into a Fixed Rate Loan, with the consent of the Lender which shall not be unreasonably withheld, which shall bear interest at a fixed rate per annum equal to the rate listed in the “Government Agency and Similar Issues” section of the Wall Street Journal for the Federal Farm Credit Bank or the Federal Home Loan Bank having a maturity approximately equal to the Maturity Date, or another rate as agreed upon by the Lender and Borrower, which is in effect at the time of conversion plus 300 basis points. Borrower shall provide written notice to Lender at least 30 days prior to the Conversion Date of its intention to convert any portion of the Term Loan to a Fixed Rate Loan. Such written notice shall specify the specific dollar amount that Borrower is electing to convert to a Fixed Rate Loan. Any amount subject to a fixed rate of interest pursuant to this Section shall not be subject to any adjustments under Section 2.06 of the MLA.

(f)

Renewal. Lender agrees that on or before the Maturity Date Borrower may request in writing that Lender renew the Term Loan for a period of up to five (5) years on such terms and conditions as the Lender and Borrower may agree upon in writing. Nothing in this Agreement shall commit the Lender to renew, extend or extend any other accommodations to the Borrower regarding the Term Loan.

9.

Prepayment of the Loan. The Construction and Term Loans are subject to prepayment fees pursuant to Section 2.09 of the MLA.

10.

Funds Held Program. Lender, in its sole discretion, may offer a funds held program (the “Program”) to permit the Borrower to make advance conditional payments on designated loans, on such terms and conditions as the Lender may establish from time to time. Lender reserves the right, in its discretion, to amend or terminate the Program at any time upon notice to Borrower. The following terms and conditions apply to all Program accounts in connection with loans from Lender:

(a)

Advance Payments. Subject to Lender’s rights to direct the application of payments, an advance payment made to be applied to any amounts due and owing to the Lender on the Loan Obligations in the future, or used for any other purpose allowed by the Program, will be in a designated Program account as of the date received. If a special prepayment of principal is desired, Borrower must so specify when an advance payment is made.

(b)

Program Interest. Interest will accrue on funds in the Program account at such times and at such rates determined by Lender. Lender may change the interest rate or accrual period from time to time without notice. The Program may provide for different interest rates for different categories of loans.

(c)

Application of Funds. Funds in the Program account for a designated loan will be automatically applied by Lender on a payment date toward payment of the installment or related charges when the loan installment or other related charge becomes due. Any accrued interest in the Program account will be applied first to the installment or related charges. If the funds in the Program account are insufficient to pay the entire installment or related charges, Borrower shall pay the difference by the payment date. Funds received after a loan installment or related charges have been billed will be applied to the installment or related charges due. Funds received in excess of the billed installment amount or related charges will be placed in the Program account unless otherwise designated as a special principal payment by Borrower or designated for another purpose allowed by the Program.

(d)

Withdrawal of Funds. Lender may, in its sole discretion, permit Borrower to withdraw funds from the Program account in accordance with Lender’s Program.

(e)

Limitations. Lender, in its sole discretion; may restrict the availability of any funds in the Borrower’s Program account

(f)

Lender Options. The Lender may, in its sole discretion, apply funds from the Program account without notice to Borrowers for the following reasons:

(i)

Protective Advance. If the Borrower fails to pay when due any amounts Borrower is required to pay pursuant to the Loan Documents, Lender may apply funds in the Program account to pay such amounts.

(ii)

Account Ceiling. If at any time the Program account balance exceeds the unpaid balance on the designated loan, Lender may apply the funds in the Program account to payoff the loan. Any excess funds will be returned to Borrower.

(iii)

Transfer of Security. If Borrower sells, assigns, or transfers any interest in any collateral for the loan, Lender may apply the funds in the Program account to the remaining loan balance.

(iv)

Termination. In the event the Lender, in its sole discretion, terminates the Program, Lender may apply all funds in the Program account to the remaining loan balance effective on the termination date.

(g)

No Program Account Insurance. Neither the advance payments nor the accrued interest in a Program account are insured by a governmental agency or instrumentality.

(h)

Liquidation of Lender. If Lender is placed in liquidation, Borrower shall be sent by the receiver such notices as required by the Farm Credit Administration regulations then in effect. Such regulations currently provide for advance notice from the receiver that funds in the Program account will be applied to the loan and that funds in the Program account will not earn interest after the receiver is appointed.

11.

Security. The Borrower’s obligations hereunder and, to the extent related thereto, the MLA, shall be secured as provided in the MLA.

IN WITNESS WHEREOF, the parties have caused this First Supplement to the Master Loan Agreement to be executed by their duly authorized officers as of the date shown above.

INDIANA BIO-ENERGY, LLC

an Indiana limited liability company

By: /s/ Stephen J. Hogan

Name: Stephen J. Hogan

Title: President

AGSTAR FINANCIAL SERVICES, PCA

a United States instrumentality

By: Mark Schmidt

Name: Mark Schmidt

Its: Vice President

EXHIBIT A

SWORN CONSTRUCTION STATEMENT

SWORN CONSTRUCTION STATEMENT

OWNER:

INDIANA BIO-ENERGY, LLC

PROPERTY AT:

IMPORTANT NOTICE: This statement must be complete as to names of all persons and companies furnishing labor and/or material on the premises herein. Any increase in cost, from changes in construction or otherwise, must be forthwith reported to the DISBURSING AGENT with additional deposits to cover such increase in cost.

	ITEMS	FURNISH BY	TOTAL COST	AMT PAID	BALANCE
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
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24
25
26
27
28
29
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32
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35
36
37
38
34
35

36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
	SUBTOTAL	0

STATE OF INDIANA)

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SS.

COUNTY OF WELLS)

The undersigned being first duly sworn, each for himself, as General Contractor and Borrower, deposes and says that the foregoing are the names of all parties having contracts or subcontracts for specified portions of the work on said property and building or material entering into the construction thereof. and the amounts due and to become due to each of said parties, that the items mentioned include all labor and material required to complete said buildings according to plans and specifications, that there are no other contracts outstanding; and that there is not due or to become due to any person for material, labor or other work of any kind done upon said building other than as above stated.

The undersigned further deposes and says that no increase in the cost of construction will be made under any circumstances without furnishing information on same to the DISBURSING AGENT with additional deposits to cover such increase; that, in the event of any such increase, no orders or claims will be made to said company until such information and additional deposits shall have been completed; that the purpose of said statement is to induce said company to payout the proceeds of a loan of $90,000,000.00 secured by a leasehold mortgage on said property; and that, upon payment of the specific unpaid items listed herein, the undersigned General Contractor hereby agrees to waive all claims of priority to said leasehold mortgage and both parties herein will save said company harmless as to any claims of priority of lien for any labor or material, furnished or to be furnished, for completion of construction

General Contractor

INDIANA BID-ENERGY, LLC

The foregoing instrument was acknowledged before me this                 day of                                 , 20                .

by

NOTARY STAMP:

Signature of Notary Public